UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 12, 2009
TRONOX INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-32669	20-2868245

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 N. Robinson, Suite 300
Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices, including Zip Code)
(405) 775-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.
     On January 12, 2009, Tronox Incorporated (the “Company”), and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The chapter 11 cases are being jointly administered under the caption [In re Tronox Incorporated, et al., Case No. 09-10156 (ALG) (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. A copy of a press release announcing the filing of the voluntary petitions is attached hereto as Exhibit 99.1.
     On January 13, 2009, the Bankruptcy Court held a “first day” hearing to consider the Debtors’ motions and relief they were seeking. The relief obtained by the Debtors will enable them to continue operations without disruption to customers, employees and other critical constituents.
     On January 13, 2009 the Debtors obtained Bankruptcy Court approval of a senior secured super-priority debtor in possession credit and security agreement (the “DIP Credit Agreement”) between and among the Company, Tronox Worldwide LLC, Credit Suisse, as Administrative Agent, JP Morgan Chase Bank, N.A., as Collateral Agent, Credit Suisse Securities (USA) LLC, as Sole Bookrunner and Sole Lead Arranger and the lenders that from time to time become party thereto. The DIP Credit Agreement, substantially in the form attached to the motion filed with the Bankruptcy Court, provides for a first priority and priming secured revolving credit commitment of $125 million. In connection with the Bankruptcy Court’s approval, the Debtors are immediately authorized to access up to $100 million, and the Bankruptcy Court scheduled a final hearing, to be held on February 6, 2009, to consider, among other things, approving the full amount of the DIP Credit Agreement. The proceeds of the loans and other financial accommodations incurred under the DIP Credit Agreement will be used to, among other things, provide the Debtors with working capital, fund domestic and foreign operations, and repurchase accounts receivable previously sold pursuant to the Debtors’ receivables securitization facility.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     The filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default that triggered repayment obligations under a number of debt instruments of the Debtors (the “Debt Documents”). As a result of the event of default, all obligations under the Debt Documents became automatically and immediately due and payable. The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court. The Debt Documents and the approximate principal amount of debt currently outstanding thereunder are as follows:
1.	$350 million 9.5% senior unsecured notes due December 2012;

2.	$103 million variable-rate term loan due in installments through November 2011; and

3.	$109.8 million of loans under the Credit Agreement, dated as of November 28, 2005, among Tronox Incorporated, Tronox Worldwide LLC and Lehman Brothers Inc. and Credit Suisse.
Item 7.01 Regulation FD Disclosure.
     Additional information regarding the Chapter 11 Cases described in Item 1.03 above is available on the reorganization area of the Company’s website at www.tronox.com or by calling a toll-free hotline at 1-866-775-5009. The Company will submit monthly operating reports to the Bankruptcy Court in accordance with the rules of the Bankruptcy Court and any applicable guidelines of the Office of the United States Trustee, and also plans to post these monthly operating reports on the reorganization area of the Company’s website at www.tronox.com.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release, dated January 12, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2009	TRONOX INCORPORATED
	By:	/s/ Michael J. Foster
		Name:	Michael J. Foster
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 12, 2009

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